Exhibit 23.2


    [LETTERHEAD OF SIMON, MASTER & SIDLOW, P.A.]



BOARD OF DIRECTORS AND STOCKHOLDERS
CECIL BANCORP, INC.
ELKTON, MARYLAND


             INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Cecil Bancorp, Inc. (the "Company") on Form S-3 of our report dated February 23, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-KSB of the Company for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




                    /s/ Simon, Master & Sidlow, P.A.


Wilmington, Delaware
April 19, 2000